Exhibit 10.20

EXECUTION VERSION

BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of April 6, 2011, is by and among IASO Pharma Inc., a Delaware corporation (the “Company”), and Manchester Securities Corp., a New York corporation (“Manchester”), and Lindsay A. Rosenwald, M.D. (“Rosenwald”).  Each of Manchester and Rosenwald is referred to herein as a “Backstop Investor”).

RECITALS

WHEREAS, in connection with the Recapitalization (as defined below), on the terms and subject to the conditions of the Subscription Agreements (as defined below), the Company proposes to offer to each holder of the Company’s Existing Convertible Notes (as defined below) (each, a “Holder”) the opportunity to subscribe for such Holder’s pro rata share of the Rights Offering Notes (as defined below) (the “Rights Offering”);

WHEREAS, subject to the terms and conditions of this Agreement, each Backstop Investor will subscribe for the full amount of Rights Offering Notes set forth next to such Backstop Investor’s name on Exhibit A attached hereto;

WHEREAS, the total aggregate principal amount of Rights Offering Notes being issued by the Company in connection with the Recapitalization is $3,000,000;

WHEREAS, in order to facilitate the Recapitalization, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein and in consideration of the issuance of the Backstop Warrants (as defined herein), the Company is willing to sell, and each Backstop Investor is willing to purchase (in addition to the amount set forth on Exhibit A attached hereto), on a several but not joint basis, an aggregate principal amount of Rights Offering Notes equal to 50% of the difference between (i) $3,000,000 and (ii) the aggregate principal amount of Rights Offering Notes subscribed for by the Holders (including the Backstop Investors and the Rosenwald Entities) pursuant to the Subscription Agreements (the maximum principal amount of Rights Offering Notes that each Backstop Investor is willing to purchase (not including the amount set forth on Exhibit A), the “Individual Backstop Cap”); and

WHEREAS, the Company and each Backstop Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act (as defined below), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.

DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, proceeding, claim or litigation.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Amendment Agreements” means those certain Amendment Agreements, each dated as of March 30, 2011, between the Company and the holders of the Existing Convertible Notes.

“Backstop Commitment Amount” means $3,000,000.

“Backstop Investor” has the meaning assigned to it in the preamble hereto.

“Backstop Notes” has the meaning assigned to it in Section 2.2(a).

“Backstop Warrant” has the meaning assigned to it in Section 2.3.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Closing” has the meaning assigned to it in Section 2.2(b).

“Closing Date” has the meaning assigned to it in Section 2.2(b).

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Company” has the meaning assigned to it in the preamble hereto.

“Contract” means any contract, arrangement, note, mortgage, lease, sublease, bond, commitment, purchase order, sales order, franchise, guarantee, indemnity, indenture, instrument, lease, license or other agreement, understanding, instrument or obligation, whether written or oral, all amendments, supplements and modifications of or for any of the foregoing and all rights and interests arising thereunder or in connection therewith.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs, policies or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Effective Date” means the closing date for the purchase and sale of the Rights Offering Notes pursuant to the terms of the Subscription Agreements.

“Effective Date Notice” has the meaning assigned to it in Section 2.1(c).

“Encumbrance” means any security interest, pledge, mortgage, lien, claim, option, charge or encumbrance.

“Exculpated Claims” has the meaning assigned to it in Section 10(b).

“Exculpated Parties” has the meaning assigned to it in Section 10(b).

“Existing Convertible Notes” means: (i) the series convertible promissory notes issued by the Company on December 14, 2007; (ii) the series convertible promissory notes issued by the Company on February 9, 2010 and March 1, 2010; and (iii) the Amended and Restated Future Advance Promissory Notes dated as of September 30, 2009 made by the Company in favor of each of Paramount Biosciences, LLC, The Lindsay A. Rosenwald 2000 Family Trusts Dated December 15, 2000 and Capretti Grandi, LLC.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“Holder” has the meaning assigned to it in the recitals hereto.

“Indemnitees” has the meaning assigned to it in Section 10(a).

“Individual Backstop Cap” has the meaning assigned to it in the recitals hereto.

“IPO” means an underwritten initial public offering of the Company’s equity securities (and/or any rights to acquire additional equity securities of the Company).

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, guideline, policy, ordinance, regulation, rule, code, Order, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“License Agreement” means that certain License Agreement, dated as of June 12, 2007, as amended from time to time, between the Company and Dong Wha Pharm. Co. Ltd.

“Losses” has the meaning assigned to it in Section 10(a).

“Manchester” has the meaning assigned to it in the preamble hereto.

“Order” means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Authority, whether preliminary, interlocutory or final.

“PCP Notes” means the 10% Senior Promissory Notes dated January 15, 2009 and June 24, 2009 issued by the Company to Paramount Credit Partners, LLC in the aggregate principal amount of $2,875,000.

“Person” means any natural person, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, unincorporated organization or any other entity.

“Recapitalization” means the recapitalization of the Company effected through (i) the Amendment Agreements, providing for (A) the amendment of the Existing Convertible Notes so that upon the consummation of the Rights Offering all principal and accrued interest outstanding under the Existing Convertible Notes will convert into the right to receive certain milestone payments based upon the success of the Company and (B) the termination of all existing warrants held by holders of the Existing Convertible Notes and all other outstanding warrants, options or other securities that are convertible into or exchangeable for equity securities of the Company (other than the Backstop Warrants, the warrant issued to Timothy Hofer pursuant to his consulting agreement with the Company dated May 26, 2010 and warrants that will be subject to the reverse stock split in the following clause (ii) and shall consequently have marginal economic value) and (ii) a reverse stock split and redemption of the Common Stock, or such other reasonable method, so that no more than one share of Common Stock remains outstanding as of the Effective Date and such share shall be held by Rosenwald.

“Regulation D” has the meaning assigned to it in the recitals hereto.

“Rights Offering” has the meaning assigned to it in the recitals hereto

“Rights Offering Documents” means (i) the Subscription Forms, (ii) the Subscription Agreements, (iii) the letters from the Company dated March 30, 2011 relating to the Recapitalization and the Rights Offering, which are attached hereto as Exhibit C, (iv) the Amendment Agreements, (v) the Rights Offering Notes, (vi) the Backstop Warrant for each Backstop Investor, (vii) this Agreement, (viii) the Security Agreement and (ix) all exhibits, annexes and other attachments to each of the foregoing.

“Rights Offering Notes” means the Company’s 5% Secured Convertible Promissory Notes in the form attached as Annex A to the Subscription Agreements.

“Rosenwald” has the meaning assigned to it in the preamble hereto.

“Rosenwald Entities” means Rosenwald, Paramount Biosciences, LLC, The Lindsay A. Rosenwald 2000 Family Trusts Dated December 15, 2000 and Capretti Grandi, LLC.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

“Security Agreement” means the Security Agreement contemplated by Section 4 of the Rights Offering Notes, in form and substance satisfactory to each Backstop Investor.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement.

“Subscription Agreements” means the Subscription Agreements between the Company and the Holders pursuant to which Holders subscribe for and purchase Rights Offering Notes in the Rights Offering.

“Subscription Commencement Date” has the meaning assigned to it in Section 2.1(a).

“Subscription Expiration Date” has the meaning assigned to it in Section 2.1(a).

“Subscription Forms” means the Subscription Forms pursuant to which Holders subscribe for Rights Offering Notes in the Rights Offering.

“Subsequent Closing Date” has the meaning assigned to it in Section 2.1(d).

“Subsequent Closing Notice” has the meaning assigned to it in Section 2.1(d).

“Subsidiaries” of any Person means any Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

Section 2.

RIGHTS OFFERING; BACKSTOP; BACKSTOP WARRANTS.

2.1

Rights Offering.

(a)

The Company shall commence the Rights Offering on or before April 7, 2011 (the “Subscription Commencement Date”) and the Rights Offering shall remain open until no later than 5:00 p.m., New York City time, on April 22, 2011 (the “Subscription Expiration Date”).  The Rights Offering shall be conducted and consummated on the terms, subject to the conditions and in accordance with the Rights Offering Documents.

(b)

Manchester shall subscribe in the Rights Offering for the maximum aggregate principal amount of Rights Offering Notes that Manchester is entitled to subscribe in the Rights Offering, which amount is set forth on Exhibit A attached hereto, pursuant to the terms and conditions of a Subscription Agreement.  Rosenwald shall subscribe, and shall cause each of the Rosenwald Entities to subscribe, in the Rights Offering for the maximum aggregate principal amount of Rights Offering Notes that each such Rosenwald Entity is entitled to subscribe in the Rights Offering, which amounts are set forth on Exhibit A attached hereto, pursuant to the terms and conditions of a Subscription Agreement.

(c)

The Company shall give to the Backstop Investors as soon as reasonably practicable, but in no event later than two Business Days, after the Subscription Expiration Date, (i) written notification (the “Effective Date Notice”) setting forth (A) the total principal amount of Rights Offering Notes subscribed for by Holders in the Rights Offering; (B) each Backstop Investor’s Individual Backstop Cap; (C) the targeted Effective Date; and (D) whether the Company wishes each Backstop Investor to purchase all or a lesser percentage (provided that such percentage is the same for each Backstop Investor) of the Individual Backstop Cap on the Effective Date and (ii) a subscription form to be completed by each Backstop Investor to facilitate such Backstop Investor’s subscription for the Rights Offering Notes purchased pursuant to this Agreement.  The written notification and subscription form described herein shall be substantially in the form included in the Rights Offering Documents.

(d)

To the extent that the Company does not require the Backstop Investors to purchase their respective entire Individual Backstop Cap on the Effective Date, the Company may require the Backstop Investors to purchase all or a lesser remaining percentage (provided that such percentage is the same for each Backstop Investor) of the Individual Backstop Cap on any subsequent date (each, a “Subsequent Closing Date”) by giving to the Backstop Investors, at least five Business Days prior to such Subsequent Closing Date, a written notification (a “Subsequent Closing Notice”) setting forth the percentage (provided that such percentage is the same for each Backstop Investor) of the Individual Backstop Cap that the Company requires each Backstop Investor to purchase on such Subsequent Closing Date.

(e)

Notwithstanding anything in this Agreement to the contrary, (a) the minimum principal amount of Rights Offering Notes to be purchased by each Backstop Investor at each Closing shall be not less than $100,000 and (b) the maximum number of Subsequent Closing Dates upon which the Backstop Investors shall be required to purchase Backstop Notes hereunder shall not exceed three.

2.2

Backstop.

(a)

On the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in this Agreement, each of the Backstop Investors hereby agrees, severally and not jointly, to purchase on the Effective Date or a Subsequent Closing Date (as applicable and as set forth in the Effective Date Notice and/or a Subsequent Closing Notice), and the Company hereby agrees to sell and issue to each such Backstop Investor, the principal amount of Rights Offering Notes as set forth in the Effective Date Notice or such Subsequent Closing Notice, as applicable, provided that in no event shall a Backstop Investor be required to purchase hereunder an amount of Rights Offering Notes in excess of either (i) its Individual Backstop Cap or (ii) the percentage of the Individual Backstop Cap of the other Backstop Investor that represents the amount of Rights Offering Notes actually purchased by such other Backstop Investor at such time.  The Rights Offering Notes that each of the Backstop Investors is required to purchase pursuant to this Section 2.2(a) are referred to herein as such Backstop Investor’s “Backstop Notes.”

(b)

Each closing of the purchase and sale of Backstop Notes hereunder, whether on the Effective Date or a Subsequent Closing Date (each, a “Closing Date”), shall be referred to as a “Closing”.  At each Closing, (i) payment for the Backstop Notes that each

Backstop Investor has agreed to purchase shall be effected by each such Backstop Investor wiring an amount equal to the aggregate principal amount of such Backstop Notes to an account of the Company identified to each Backstop Investor at least five days prior to such Closing and (ii) the Company shall deliver to each Backstop Investor the Backstop Notes in the form of grid notes (or adjustments to such grid notes with respect to Subsequent Closing Dates) and such certificates, documents or instruments required to be delivered by it to such Backstop Investor pursuant to the Rights Offering Documents.

2.3

Backstop Warrants.  As consideration for each Backstop Investor’s commitment to purchase Backstop Notes, the Company hereby agrees to issue to each Backstop Investor, on the Effective Date, a warrant, in the form attached hereto as Exhibit B for the applicable Backstop Investor (a “Backstop Warrant”), to purchase that number of fully-paid and non-assessable shares (subject to adjustment as provided therein) of Common Stock equal to (i) 50% of the Backstop Commitment Amount divided by (ii) the price at which shares of Common Stock are sold in an IPO.  The exercise price for such Backstop Warrants shall equal 100% of the price at which shares of Common Stock are sold in such IPO.

Section 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Manchester as of the date hereof, as of the Effective Date and as of each Subsequent Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date) as follows:

3.1

Organization and Qualification; Subsidiaries.  The Company has been duly organized and is validly existing and is in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.  The Company has no Subsidiaries.

3.2

Authorization; Enforcement; Validity.  The Company has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder (including, without limitation, the issuance of the Backstop Notes and the Backstop Warrants) in accordance with the terms hereof.  The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, this Agreement (including, without limitation, the issuance of the Backstop Notes and the Backstop Warrants), have been duly authorized by all requisite action on the part of the Company, and no other action on the part of the Company is necessary to authorize the execution and delivery by the Company of, the performance by the Company of its obligations under, or the consummation of the transactions contemplated by, this Agreement.  This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

3.3

No Conflicts.  The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, this Agreement (including, without limitation, the issuance of the Backstop Notes and the

Backstop Warrants) do not and will not: (i) violate, conflict with or result in the breach of the Company’s certificate of incorporation or bylaws; (ii) conflict with or violate any Law or Order applicable to the Company or any of its assets or properties; or (iii) violate, conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent (other than those consents that have been obtained) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract (including the License Agreement) to which the Company is a party or to which any of its assets or properties are subject, or result in the creation of any Encumbrance on any of its assets or properties.

3.4

Consents and Approvals.  The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, this Agreement do not require any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to the Company or by which any of its assets or properties may be bound or any Contract to which the Company is a party or by which the Company or any of its assets or properties may be bound, except for such consents which have been obtained and such consents, approvals, authorizations, registrations or qualifications as may be reasonably required under state securities or “blue sky” laws in connection with the issuance of the Backstop Notes.

3.5

Securities Act.  Assuming the accuracy of each Backstop Investor’s representations and warranties hereunder, the offerings of the Backstop Notes and the Backstop Warrants are exempt from the registration requirements of the Securities Act.

3.6

License Agreement.  The License Agreement is in full force and effect, and the Company is not in default, and has not committed any act or omission that, with the giving of notice or lapse of time or both, would constitute a default, under the License Agreement.

3.7

Title to Properties and Assets.  The Company has good and marketable title to its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than those resulting from taxes which have not yet become delinquent.

3.8

No Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge, governmental or other proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or affecting the properties or assets of the Company or, as to matters related to the Company, against any officer, director or stockholder or key employee of the Company, in any case, that has had or could have a material affect on the Company.

3.9

Completeness of Disclosure.  No representation or warranty made by the Company in this Agreement, and no statement made by the Company in any of the Rights Offering Documents or any other certificate or other document furnished or to be furnished to the Company pursuant hereto or thereto, or in connection with the negotiation, execution, performance or consummation of this Agreement or the Rights Offering Documents, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.  Except as specifically set forth in this Agreement or in the Rights Offering Documents, there are no facts or circumstances of which the Company is aware that has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations or results of operations of the Company.

Section 4.

REPRESENTATIONS AND WARRANTIES OF EACH BACKSTOP INVESTOR.  Each Backstop Investor represents and warrants, severally and not jointly, to the Company as of the date hereof, as of the Effective Date and as of each Subsequent Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), as follows:

4.1

Authorization; Enforcement; Validity.  To the extent that such Backstop Investor is an entity, such Backstop Investor has all necessary corporate or equivalent power and authority to enter into this Agreement and to carry out its obligations hereunder in accordance with the terms hereof.  To the extent that such Backstop Investor is an entity, such execution and delivery by such Backstop Investor of, the performance by such Backstop Investor of its obligations under, and the consummation of the transactions contemplated by, this Agreement have been duly authorized by all requisite action on the part of the such Backstop Investor, and no other action on the part of such Backstop Investor is necessary to authorize the execution and delivery by such Backstop Investor of, the performance by such Backstop Investor of its obligations under, or the consummation of the transactions contemplated by, this Agreement.  This Agreement has been duly executed and delivered by such Backstop Investor, and assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Backstop Investor, enforceable against such Backstop Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

4.2

No Conflicts.  The execution and delivery by such Backstop Investor of, the performance by such Backstop Investor of its obligations under, and the consummation of the transactions contemplated by, this Agreement do not and will not (i) violate any provision of the organizational documents of such Backstop Investor or (ii) conflict with or violate any Law or Order applicable to such Backstop Investor or any of its assets or properties.

4.3

Consents and Approvals.  No consent, approval, order, authorization, registration or qualification of or with any court or Governmental Authority or body having jurisdiction over such Backstop Investor is required in connection with the execution and delivery of, the performance under, or the consummation of the transactions contemplated by, this Agreement.

4.4

Accredited Investor Status.  Such Backstop Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

Section 5.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ROSENWALD. Each of the Company and Rosenwald represents and warrants, severally and not jointly, to Manchester as of the date hereof, as of the Effective Date and as of each Subsequent Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), as follows

5.1

Approval of Amendment Agreements.  Other than the consents of Manchester and Rosenwald, each Amendment Agreement has been duly approved by the requisite holders thereof, and no further consent or approval is needed from any other Person in order for such Amendment Agreement to be effective.

Section 6.

ADDITIONAL COVENANTS.

6.1

Further Assurances.  Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.2

Taxes.  The Company will pay, and save and hold each Backstop Investor harmless from, any and all liabilities (including interest and penalties) with respect to, including resulting from any delay or failure in paying, all stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Backstop Notes and/or Backstop Warrants hereunder.

6.3

Consent Rights.  The Company shall obtain each Backstop Investor’s written consent prior to taking any material action prior to, or through the completion of, the IPO, including, without limitation, amending the License Agreement and establishing the terms of the IPO.

6.4

Board Member.  Manchester shall have the right to appoint one member to the Company’s board of directors.

6.5

Access to Information. The Company shall permit, during normal business hours, each Backstop Investor, or any employees, agents or representatives thereof, to examine the Company’s records and books of account, including, without limitation, stockholder and investor (including Holders of the Rights Offering Notes) lists, and to visit and inspect the properties, assets, operations and business of the Company, and to discuss the affairs, finances and accounts of the Company with members of the Company’s senior management.  In connection with the foregoing, the Company shall provide copies of all such records and books of account to a Backstop Investor promptly following such Backstop Investor’s request therefor.

6.6

Negative Covenants.  The Company shall not incur additional indebtedness that ranks in priority pari passu or senior to the Rights Offering Notes without obtaining the consent of the Backstop Investors.  The Company shall not create, incur, assume or suffer to exist any lien upon or with respect to any of its property or assets, whether now owned or after acquired, except in connection with the Rights Offering Notes.  The Company shall not convey, sell, lease, transfer or otherwise dispose of, in one or more transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired.  Except for the Backstop Warrants and securities issued in connection with the IPO, the Company shall not issue any equity securities, or any debt securities that are convertible into or exchangeable for equity securities, without obtaining the consent of the Backstop Investors.

6.7

PCP Notes.  Rosenwald hereby agrees to make all interest payments to the other holders of the PCP Notes on behalf of the Company until the consummation of the IPO.

6.8

Voting of Rights Offering Notes.  Manchester shall have the right to direct all votes, consents, forbearances and/or other approvals with respect to all Rights Offering Notes held by the Backstop Investors and the Rosenwald Entities and all Rights Offering Notes that were originally subscribed for by the Backstop Investors and the Rosenwald Entities.

6.9

Use of Proceeds.  The Company shall use the proceeds from the offering of the Rights Offering Notes in accordance with Section 7.4.7 of Amendment No. 3 to the License Agreement.

Section 7.

CONDITIONS TO THE BACKSTOP INVESTORS’ OBLIGATIONS.  The obligations of each Backstop Investor to (a) subscribe for and purchase the Rights Offering Notes pursuant to Section 2.1(b) hereof and (b) to purchase the Backstop Notes pursuant to this Agreement on each Closing Date shall be subject to the satisfaction at or prior to such Closing Date of each of the following conditions, any one or more of which may be waived in writing by mutual consent of the Backstop Investors:

7.1

Representations, Warranties and Covenants.  (a) All of the representations and warranties made by the Company in this Agreement that are qualified by materiality or material adverse effect shall be true and correct in all respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all respects as of such date) and all of the representations and warranties made by the Company in this Agreement that are not qualified by materiality or material adverse effect shall be true and correct in all material respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all material respects as of such date); (b) the Company shall have performed and complied in all respects with all agreements and covenants required by this Agreement to be performed by the Company on or prior to such Closing Date; and (c) at such Closing there shall be delivered to each Backstop Investor a certificate signed by a duly authorized representative of the Company to the effect that all closing conditions under this Section 7 have been satisfied

7.2

No Orders or Actions or Laws.  No temporary restraining order, preliminary or permanent injunction or other Order, and no Action, shall be in effect or have been instituted or threatened enjoining, prohibiting or otherwise preventing, or seeking to enjoin, prohibit or otherwise prevent, the consummation of the transactions contemplated by this Agreement.  No Law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement that makes the consummation of such transactions illegal.

7.3

Recapitalization.  The Recapitalization shall have been successfully consummated, and all necessary approvals and consents required from the Company’s security holders and any other Person shall have been obtained prior to such consummation.

7.4

License Agreement.  The License Agreement shall be in full force and effect, and the Company shall not be in default, or have committed any act or omission that, with the giving of notice or lapse of time or both, would constitute a default, under the License Agreement.  No temporary restraining order, preliminary or permanent injunction or other Order, and no Action, shall be in effect or have been instituted or threatened enjoining, prohibiting or otherwise preventing, or seeking to enjoin, prohibit or otherwise prevent, the consummation of the transactions contemplated by the License Agreement.  No Law shall have been enacted or shall be deemed applicable to the transactions contemplated by the License Agreement that makes the consummation of such transactions illegal.

7.5

Backstop Warrant.  Each Backstop Warrant shall have been issued.  With respect to each Subsequent Closing Date, each Backstop Warrant shall be in full force and effect, and the Company shall not be in default, or have committed any act or omission that, with the giving of notice or lapse of time or both, would constitute a default, under such Backstop Warrant.

7.6

Other Backstop Investor.  The other Backstop Investor shall have satisfied in full its payment obligations in connection with such Closing and all prior Closings.

7.7

Rights Offering.  The Rights Offering shall have been conducted in accordance with the terms and conditions of the Rights Offering Documents.

7.8

Security Agreement.  The Security Agreement shall have been executed and delivered and be in full force and effect, and all security documents contemplated thereby and such other documents, instruments and/or agreements that a Backstop Investor may request to perfect its security interest in the collateral described in Section 4 of the Rights Offering Notes in all relevant jurisdictions, including, to the extent applicable, landlord consents, account control agreements and any filings necessary to perfect the Holders’ security interest in the Company’s intellectual property, shall have been executed and delivered and/or made, as applicable, and be in full force and effect.

7.9

Dong Wha Acknowledgment.  The Backstop Investors shall have received an acknowledgement from Dong Wha Pharm. Co. Ltd. that Section 7.4.7 of Amendment No. 3 to the License Agreement has been satisfied.

Section 8.

CONDITIONS TO THE COMPANY’S OBLIGATIONS.  The obligations of Company to issue and sell the Backstop Notes to each Backstop Investor pursuant to this Agreement on each Closing Date shall be subject to the satisfaction at or prior to such Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Company:

8.1

Representations and Warranties.  (a) All of the representations and warranties made by such Backstop Investor in this Agreement that are qualified by materiality or material adverse effect shall be true and correct in all respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all respects as of such date) and all of the representations and warranties made by such Backstop Investor in this Agreement that are not qualified by materiality or material adverse effect shall be true and correct in all material respects as of the date hereof and as of such Closing Date as though made at and as of such Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct in all material respects as of such date) and (b) such Backstop Investor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by such Backstop Investor on or prior to such Closing Date.

8.2

No Orders or Actions or Laws.  No temporary restraining order, preliminary or permanent injunction or other Order, and no Action, shall be in effect or have been instituted or threatened enjoining, prohibiting or otherwise preventing, or seeking to enjoin, prohibit or otherwise prevent, the consummation of the transactions contemplated by this Agreement.  No Law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement that makes the consummation of such transactions illegal.

8.3

Recapitalization.  The Recapitalization shall have been successfully consummated, and all necessary approvals and consents required from the Company’s security holders and any other Person shall have been obtained prior to such consummation.

Section 9.

TERMINATION.

9.1

Mutual Termination.  This Agreement may be terminated by the mutual written consent of the Company and each of the Backstop Investors.

9.2

Termination by the Backstop Investors.  This Agreement may be terminated at any time by either of the Backstop Investors (a) upon the failure of any of the conditions set forth in Section 7 hereof to be satisfied on or prior to the Effective Date or at any time thereafter; (b) upon the termination of the License Agreement; or (c) at any time on or after June 30, 2011 if all the Backstop Notes have not been purchased by the Backstop Investors by such date.

9.3

Effect of Termination.  If this Agreement is terminated pursuant to this Section 9, the obligations of such parties contained in Sections 2.3, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 10, 11.2 through 11.15 and this Section 9 shall survive any such termination.

Section 10.

INDEMNIFICATION; EXCULPATION.

(a)

Indemnification.  The Company will indemnify, save and hold harmless Manchester, and each of its Affiliates and its and their respective directors, officers, stockholders, employees, partners, members, managers, representatives, attorneys, other professional advisors and agents and all of their respective heirs, successors, legal administrators and permitted assigns (collectively, the “Indemnitees”) from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, the costs and expenses of investigation and reasonable attorneys’ fees and the costs and expenses of enforcing this indemnity, including reasonable attorneys’ fees), as incurred by any or all of the Indemnitees in connection with any claim against them by a third party in connection with or arising from the execution, delivery, performance and consummation of this Agreement or the Rights Offering (collectively, the “Losses”); provided, however, that the foregoing indemnity will not apply to Losses of an Indemnitee to the extent that they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnitee’s bad faith, willful misconduct or gross negligence.  This Section 10(a) will be in addition to the rights of each and all of the Indemnitees to bring an action against the Company for breach of any term of this Agreement.  The Company acknowledges and agrees that each and all of the Indemnitees shall be treated as third-party beneficiaries with rights to bring an action against the Company under this Section 10(a).

(b)

Exculpation.  To the fullest extent permitted by applicable Law, the Company shall not assert, and the Company hereby waives, any claim against the Backstop Investors and each of their Affiliates and their respective directors, officers, stockholders, employees, partners, members, managers, representatives, attorneys, other professional advisors and agents and all of their respective heirs, successors, legal administrators and permitted assigns (collectively, the “Exculpated Parties”), on any theory of liability, for special, indirect, consequential or punitive damages, as opposed to direct or actual damages, (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) to the extent any such claim arises out of, is in connection with, is a result of, or is in any way related to, this Agreement or the Rights Offering, and the Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor (collectively, the “Exculpated Claims”); provided, however, that the foregoing exculpation will not apply to damages to the extent that they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Exculpated Party’s bad faith, willful misconduct or gross negligence.

Section 11.

MISCELLANEOUS.

11.1

Survival.  The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and each Closing for the length of the applicable statute of limitations with respect thereto.

11.2

No Waiver of Rights.  All waivers hereunder must be made in writing, and the failure of any party at any time to require another party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation.  Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

11.3

Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for any party as shall be specified by such party in a notice given in accordance with this Section 11.3)

(a)

If to the Company, to:

IASO Pharma Inc.
12707 High Bluff Drive

Suite 200
San Diego, California 92130
Attention: Matthew A. Wikler, M.D.
Telephone: (858) 350-4312
Facsimile: (858) 332-1702

with a copy (which shall not constitute notice to the Company) to

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Yehuda Markovits
Telephone: (212) 451-2300
Facsimile: (212) 451-2222

(b)

If to Manchester, to:

Manchester Securities Corp.
c/o Elliott Management Corporation
712 Fifth Avenue, 35th Floor
New York, NY 10019
Attention: David Bernfeld and Elliot Greenberg
Telephone: (212) 974-6000
Facsimile: (212) 478-2811

with a copy (which shall not constitute notice to Manchester) to

Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, 18th Floor
New York, NY 10176
Attention: Max Karpel
Telephone: (212) 986-6000
Facsimile: (212) 986-8866

(c)

If to Rosenwald, to:

Lindsay A. Rosenwald, M.D.
787 Seventh Avenue
48th Floor
New York, NY 10019
Attention: Lindsay A. Rosenwald, M.D.
Telephone: (212) 554-4366
Facsimile: (212) 554-4488

11.4

Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.5

Construction.  The parties hereto and their respective legal counsel participated in the preparation of this Agreement and, therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

11.6

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.7

Entire Agreement.  This Agreement (including the Exhibits hereto) and the agreements and documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

11.8

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that each Backstop Investor shall be entitled to assign this Agreement to its Affiliates upon prior written notice to the Company.

11.9

No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, except as expressly set forth in Section 10, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.10

Amendment.  This Agreement may not be altered, amended or modified except by a written instrument executed by or on behalf of the Company and the Backstop Investors.

11.11

Governing Law.  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

11.12

Consent to Jurisdiction.  Each of the parties hereto (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined exclusivity in the state and federal courts located in New York County, New York; (b) irrevocably submits to the jurisdiction of such courts in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 11.3 to such party at its address as provided in Section 11.3 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

11.13

Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13.

11.14

Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

11.15

Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified.  Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions and supplements thereto and thereof, as applicable.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IASO PHARMA INC.

By:	/s/ Matthew A. Wikler
	Name:	Matthew A. Wikler, M.D.
	Title:	President and CEO

MANCHESTER SECURITIES CORP.

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

/s/ Lindsay A. Rosenwald
LINDSAY A. ROSENWALD, M.D.

Signature Page to Backstop Commitment Agreement

Exhibit A

Backstop Investors; Rights Offering Notes

Backstop Investor	Aggregate Principal Amount of Existing Convertible Notes	Aggregate Principal Amount of Rights Offering Notes
Rosenwald Entites
Lindsay A. Rosenwald, M.D.	$500,000	$140,500
Paramount BioSciences, LLC	$2,326,350	$653,704
The Lindsay A. Rosenwald 2000 Family Trusts Dated December 15, 2000	$660,000	$185,460
Capretti Grandi, LLC	$50,000	$14,050
Total Rosenwald Entities:	$3,536,350	$993,714

Manchester Securities Corp.	$2,000,000	$562,000

Total Backstop Investors:	$5,536,350	$1,555,714

Exhibit B

Forms of Backstop Warrant

Exhibit C

Letter Agreements